CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Endovasc, Inc.
15001 Walden Road
Suite 108
Montgomery, TX 77356

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Endovasc, Inc’s 2005 Executive Compensation Plan, as amended, of our report dated September 21, 2005, included in Form 10-KSB of Endovasc, Inc, for the year ended June 30, 2005.

/s/	McConnell & Jones LLP

Houston, Texas,
February 22, 2006